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                                                                    EXHIBIT 99.1

                                                            CDnow, Inc.

PROXY/VOTING INSTRUCTION CARD
________________________________________________________________________________

This Proxy is Solicited by the Board of Directors for the Special Meeting of Shareholders March 17, 1999, 9:00 a.m. Local Time, at CDnow, Inc., 1005 Virginia Drive, Fort Washington, Pennsylvania, 19034.

The undersigned hereby appoints Jason Olim and David Capozzi, and each of them, proxies, with the powers the undersigned would posses if personally present, and with full power of substitution, to vote all common shares held of record by the undersigned in CDnow, Inc., upon all subjects that may properly cone before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE IN ACCORD WITH THE DIRECTORS' RECOMMENDATIONS ON THE SUBJECTS LISTED ON THE REVERSE SIDE OF THIS CARD AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

If you do not sign and return a proxy, or attend the meeting and vote by ballot, your shares cannot be voted, nor your instructions followed.


PLEASE SIGN ON THE REVERSE SIDE AND RETURN THIS
PROXY IN THE ENCLOSED ENVELOPE.

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                           .DETACH PROXY CARD HERE.
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________________________________________________________________________________

  Directors recommend a vote "FOR":
________________________________________________________________________________

  1. Approval of an Agreement and Plan of Merger, dated as of October 22, 1998, among N2K Inc., CDnow, Inc. and CDnow/N2K, Inc. as amended, providing for the issuance of shares of CDnow/N2K, Inc. common stock to shareholders of CDnow, Inc. and N2K Inc. in consideration for the shares of CDnow and N2K Common Stock held by such shareholders.

          FOR [_]                   AGAINST [_]                    ABSTAIN [_]
________________________________________________________________________________

  2.      Approval of the CDnow/N2K, Inc. 1999 Equity Compensation Plan.

          FOR [_]                   AGAINST [_]                    ABSTAIN [_]
________________________________________________________________________________

  3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the special meeting.
________________________________________________________________________________

                                        Please sign exactly as name or names
                                        appear on this proxy. If stock is held
                                        jointly, each holder should sign. If
                                        signing as attorney, trustee, executor,
                                        administrator, custodian, guardian or
                                        corporate officer, please give full
                                        title.

                                        DATE          ____________________, 1999

                                        SIGNATURE     __________________________

                                        SIGNATURE     __________________________

                                        Votes must be indicated (X) in Black

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                            DETACH PROXY CARD HERE